UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a – 101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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☐  Definitive Proxy Statement

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RURAL/METRO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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50 YEARS OF SERVING OTHERS

Rural/Metro®
CORPORATION

Rural
Metro

In Our Business, Every Second Counts

50 YEARS OF SERVING OTHERS

Rural/Metro®
CORPORATION

Forward Looking Statements
Nothing contained in this presentation is, or should be relied upon as, a promise or representation as to the future.  Any projections contained herein or otherwise made available are based on management’s analysis of information available at the time this presentation was prepared and on assumptions and perspectives that may be unique to Rural/Metro management, which may or may not prove to be correct.  There can be no representation, warranty or other assurance as to the accuracy or completeness of such projections or that any such projections will be realized.  Recipients of this presentation should conduct their own investigation and analysis of the business, data and property described.

Lines of Business
911 and non-emergency, medically
necessary ambulance transportation
88% of fiscal 2006 net revenue
9.4% net revenue growth in fiscal 2006
7.0% net revenue growth in first quarter of
fiscal 2007, compared to same period of
prior year
Primarily subscription-based residential
and commercial fire protection, as well as
airport and industrial fire services
12% of fiscal 2006 net revenue
9.3% net revenue growth in fiscal 2006
13.4% year-over-year net revenue growth
in first quarter of fiscal 2007, compared to
same period of prior year
Medical
Transportation
and Related
Services
Fire and Other
Services

50 YEARS OF SERVING OTHERS
Rural/Metro
CORPORATION

Key Success Factors
Growing demand for ambulance services
Aging Baby Boomers
Outsourcing trend to specialty treatment centers
Strong presence in high-growth markets
Favorable Industry and
Market Dynamics
Diverse and
Predictable Revenue
& Cash Flow
Well Positioned for
Low-Risk Growth
Disciplined Financial
Policies
Experienced
Management with
Strong Track Record
23 states, approx. 400 communities
Strong contract retention record
Stable Medicare reimbursement environment
Opportunities for rate increases to help offset uncompensated care
Focus on controlling costs and managing for cash flow
Focus on deleveraging balance sheet
Executing on margin expansion strategies
Exited select markets with difficult payer mix and operating environments
National presence and infrastructure with local, customer-focused approach
Hub and spoke model creates operating leverage and efficiencies
Exclusive 911 contracts enhance non-emergency medical transportation business and allow for greater utilization of assets
Substantial management depth
Top 9 managers average 20+ years of industry experience
24 division general managers average 20 years of industry experience
Strong reputation as partner of choice

50 YEARS OF SERVING OTHERS
Rural/Metro
CORPORATION

Medical Transportation Growth Strategy
Win 911 Contract

Leverage Fixed Asset
& Labor Base
Build Out Non-
Emergency Business
Natural synergies exist between 911 and non-emergency business, which allow for greater utilization of assets and exceptional economies of scale
Peak-time demand for 911 calls typically early morning, late night, drive time and weekends
Peak-time demand for non-emergency business typically during business hours, as transports are pre-scheduled
Work force and fleet utilization is optimized, creating margin expansion
Analyze 911 contracting opportunities to determine favorable operating locations/regions (payer mix, potential to form public/private partnerships, competitors, politics)
Pursue contract through public bidding process (6- to 12-month process, on average)
Win contract through demonstrated record of service quality and excellence
911 contract provides foothold in community
Once established, pursue non-emergency medical transport work through hospitals, nursing homes, and other healthcare facilities within the community
Regional marketing teams reach out to all facilities in the community
Become contracted provider for large local and regional healthcare systems

Key Revenue Growth Drivers
Aging U.S. Population
Hospital Outsourcing of Ambulance Services
Opportunities for Public-Private Partnerships
Presence in High-Growth Markets
Opportunities for Rate Increases

Financial Review 7

Income Statement – Fiscal Year Ended 6/30/06

(in thousands, except per share amounts)

		2006	% of Net revenue		2005	% of Net revenue
Net revenue	$	548,501	100.0%	$	501,514	100.0%
Operating expenses:						
Payroll and employee benefits		268,491	48.9%		257,737	51.4%
Provision for doubtful accounts		98,929	18.0%		82,016	16.4%
Depreciation and amortization		11,197	2.0%		10,608	2.1%
Other operating expenses		119,588	21.8%		112,543	22.4%
(Gain) loss on sale of assets		(1,311)	(0.2%)		72	-
Total operating expenses		496,894	90.6%		462,976	92.3%
Operating income		51,607	9.4%		38,538	7.7%
Interest expense		(31,025)	(5.7%)		(29,567)	(5.9%)
Interest income		548	0.1%		293	0.1%
Loss on early extinguishment of debt		-	-		(8,170)	(1.6%)
Income from continuing operations before income taxes and minority interest		21,130	3.9%		1,094	0.2%
Income tax (provision) benefit		(10,907)	(2.0%)		83,816	16.7%
Minority interest		(759)	(0.1%)		(102)	-
Income from continuing operations		9,464	1.7%		84,808	16.9%
Income (loss) from discontinued operations, net of income taxes		(5,947)	(1.1%)		3,523	0.7%
Net income	**$**	**3,517**	**0.6%**	**$**	**88,331**	**17.6%**
Income per share:						
Basic -						
Income from continuing operations	$	0.39		$	3.74	
Income (loss) from discontinued operations		(0.25)			0.16	
Net income	**$**	**0.14**		**$**	**3.90**	
Diluted -						
Income from continuing operations	$	0.38		$	3.52	
Income (loss) from discontinued operations		(0.24)			0.14	
Net income	**$**	**0.14**		**$**	**3.66**	
Average number of common shares outstanding - Basic		24,359			22,406	
Average number of common shares outstanding - Diluted		24,842			22,406	

8

Rural/Metro CORPORATION

EBITDA (continuing operations) 6/30/04 6/30/05 6/30/06 $36.8 $40.9 $62.0 25 35 45 55 65

Strong Operating Performance
Net Revenue
($ in millions; adjusted for discontinued operations for fiscal years ended June 30)
9.1% CAGR

$422.4
$462.5
$501.5
$548.5
200
250
300
350
400
450
500
550
600
2003 2004 2005 2006

50 YEARS OF SERVING OTHERS
R M
Rural/Metro
CORPORATION

Cash Flow Profile
Maintenance CapEx primarily related to vehicles & equipment
Approximately 2.5% of net revenue annually
Conservative maintenance schedule to ensure fleet reliability
Capital
Expenditures
Working
Capital
Other Potential
Savings
Minimal working capital requirements
Effectively self-funding business
Fire protection is prepaid
Workforce management and overtime reduction
Bad debt reduction
Workplace health and safety initiatives
Expense management
Deleveraging
Focus on deleveraging the enterprise
Unscheduled principal payments totaling $35 million paid since March 2005 to reduce senior
Term Loan B to $100.0 million $2.7 million interest savings annually at current rates
.25 percent interest rate reduction on Senior Secured Credit Facilities; $0.4 million interest savings annually
Shelf registration filed 2/8/06 to accelerate deleveraging through potential equity offering

Corporate Structure
• Senior Discount (PIK) Notes @ 12.75%
due 2016 ($93.5 M aggregate principal
amount; $50.2M in gross proceeds.
Accreted to $59.2 M at 6/30/06)
• Term Loan B @ LIBOR + 2.25% due 2011
($100.0 M)*
• Revolving Credit Facility @ LIBOR + 3.00% due
2010 ($20.0 M/undrawn)
• LC Facility @ 2.40% due 2011 ($45 M)
• Sr. Sub. Notes @ 9.875% due 2015 ($125 M)
Rural/Metro Corporation
Rural/Metro Operating Subsidiaries
Rural/Metro Operating Company LLC

Credit Facilities:
*Moody’s: B1
S&P: B2
Senior Sub Notes:
Moody’s: B3 S&P: CCC+
Senior Discount Notes:
Moody’s: Caa1 S&P: CCC+
* Moody’s ratings upgraded on March 21, 2006 reflecting top-line growth, improved margins, and lower financial leverage measured by the ratio of free cash flow to total debt.

Key Success Factors for Increased Stockholder Value 13

Experienced Management Team
Jack E. Brucker, 9
President & Chief Executive
Officer
Kristi B. Ponczak 9
Senior Vice President and
Chief Financial Officer
President and Chief Executive Officer since February 2000
Senior Vice President and Chief Operating Officer from
December 1997 until February 2000
Founder and President of Pacific Holdings, a strategic
consulting firm, from July 1989 until December 1997
Presenters Years  With Company Relevant Experience
Senior Vice President & Chief Financial Officer since October
2006
Vice President &  Treasurer since December 2004
Director of Financial Planning from 1998 to 2004
1994-1997,Corporate Controller, Sun Street Foods, following
management buy-out from Main Street & Main, Inc.

50 YEARS OF SERVING OTHERS
Rural/Metro CORPORATION

Experienced Management Team

Senior Vice Presidents & Regional Presidents Industry Experience
Barry Landon, Senior Vice President & President of Southwest Ambulance and
Arizona/ Oregon fire divisions.
Kurt Krumperman, Senior Vice President, Federal Affairs & Strategic Initiatives
Todd Walker, President, Mid-Atlantic and Northeast Emergency Services Groups
Bryan Gibson, President, Southern Emergency Services and Specialty Fire Groups
Robert “Boo” Heffner, President, West Emergency Services Group
29 years
24 years
23 years
20 years
20 years

50 YEARS OF SERVING OTHERS
Rural/Metro® CORPORATION

Key Success Factors
Proven record of enhancing stockholder value through strong
financial and operating performance for past three fiscal years ended June 30:
6.6% compound annual growth in net revenue
41.2% compound annual growth in operating income
29.8% compound annual growth in EBITDA
115.3% compound annual growth in per-share market price

50 YEARS OF SERVING OTHERS
Rural/Metro
CORPORATION

Key Success Factors
Pursuit of initiatives to enhance long-term shareholder value is key to Rural/Metro’s strategic plan
Target new markets that present opportunities for sustained, profitable growth
Expand existing 911 markets and further leverage fixed base
of labor and fleet assets
Align growth with developing industry trends
Continued investments in technology
Focus on risk management and workplace safety
Reduce debt and optimize capital structure

Targeting New Markets
Targeting new markets that present opportunities for
sustainable, profitable growth
Evaluation of payer mix
Demographic analysis
Opportunities to partner with municipal or other government
first-response agencies
Return on capital investment
Opportunities to build out non-emergency transport mix
Highly selective process = 1 to 2 new 911 contracts targeted each year

R/M Became Exclusive 911 Ambulance Service in Salt Lake City, Utah, April 2006

Leveraging Existing Assets
Expanding non-emergency transport mix in existing markets to further leverage fixed base of labor and fleet assets
Benefit of community presence as 911 provider
Proactive marketing efforts to local and regional hospitals, nursing homes and other healthcare facilities
Identifying opportunities to expand market share in
surrounding cities and counties
Named Preferred Provider of Non-Emergency Ambulance Services to
Valley Medical Center in Renton, Washington, October 2006

Investments in Technology
Continued investments in
technology to improve operating
efficiency
Electronic patient care record
(ePCR) system
Electronic document
management system
Internet-based labor scheduling
system tied to computer-aided
dispatch
DriveCam system installed in
nearly 100 percent of fleet

50 YEARS OF SERVING OTHERS
Rural/Metro® CORPORATION

Optimizing Capital Structure
Rural/Metro Board and management are committed to reducing debt and optimizing capital structure
Series of unscheduled principal payments totaling $35 million paid senior secured Term Loan B since its inception in March 2005;
annual interest savings of $2.7 million at current rates
December 2005 – Term B lenders agree to reduce interest by 25 basis  points
Deleveraging opportunities
Unscheduled principal payments
Shelf Registration filed February 2006 provides opportunity to raise equity to pay off 100% of 12.75% Senior Discount Notes
Timing based on accretive transaction per GAAP earnings per share

Proxy Contest Overview 22

50 YEARS OF SERVING OTHERS
Rural/Metro
CORPORATION

Proxy Contest Overview
Accipiter Life Sciences Fund, LP (“Accipiter”) has filed a proxy statement nominating two people to be elected to the Board of
Directors in place of the company’s two nominees for re-election.
Accipiter claims to be long-term stockholders, even though their first purchase of Rural/Metro shares occurred only 15 months ago.
Accipiter fails to recognize the company’s strong record of financial and operating performance over the past three years, including 115%
compounded annual growth in per-share market price.
We believe once you know the facts, you will agree that Accipiter’s nominees will not represent the interests of ALL stockholders as they irresponsibly call for reforms and actions that would put our business relationships at high risk.

50 YEARS OF SERVING OTHERS
Rural/Metro CORPORATION

Proxy Contest Overview
Accipiter and its nominees, managing partner Gabe Hoffman and research analyst Nicole Viglucci, have no public company board experience and no experience in the medical transportation, fire protection, or safety services industries.
The Accipiter Group is a small, 4-year-old hedge fund with no track record of increasing stockholder value for any public company.
Accipiter criticizes our corporate governance, yet its nominees refused to provide additional background information on their qualifications when requested by the Nominating Committee, in accordance with the
Committee’s charter.
We believe Accipiter’s irresponsible “plan” for our Company and its self-
serving agenda represents a significant risk to our stockholders.
We are asking our stockholders to support Rural/Metro’s Board of
Directors and management team.

50 YEARS OF SERVING OTHERS
Rural/Metro
CORPORATION

Proxy Contest Overview
Accipiter’s ultimate agenda is self-serving, short-sighted and unmistakable.
Accipiter has failed to disclose to our stockholders their significant financial interest in a primary competitor of the Company.  We believe this conflict would undermine their ability to effectively serve the balance of Rural/Metro’s stockholders, particularly in a takeover situation.
Accipiter owns a significant stake in our primary competitor, Emergency
Medical Services Corporation.

50 YEARS OF SERVING OTHERS
Rural/Metro CORPORATION

Rural/Metro’s Experienced Nominees
More than 33 years of experience in public healthcare and
hospital administration
Partner in Andrade/Walker Consulting, LLC, a private firm
specializing in services to executives and Boards of Directors.
Former President and CEO of Providence Health System
Former President and CEO of  HealthPartners of Arizona, Inc.
Former President and CEO of TMC Healthcare in Arizona
Former  Executive Vice President, Presbyterian Healthcare
Services
Vice Chairman of the Board of Rural/Metro Corporation since
2004; member of the Board since 1997
Henry G. Walker, Vice Chairman, 59
More than 32 years of experience at multinational public
safety and security companies.
Former CEO of NVD Group, one of Europe’s largest security
companies
Founder of Geldnet armored car services, which together with
NVD Group became part of Group4 Securicor,  and is now
among the largest public safety and security companies in the world
Chairman of the Board of Rural/Metro Corporation since
1998; member of the Board since 1992. Vice Chairman from
1994 to 1998
Cor J. Clement, Sr., Chairman of the Board, 58

◆ ◆ ◆
	◆ ◆ ◆

50 YEARS OF SERVING OTHERS

Rural/Metro CORPORATION

Accipiter’s Unqualified Nominees
Healthcare analyst, Accipiter Capital Management
Employee of New York-based hedge fund, and there is no
publicly available information that indicates she has any medical transportation, firefighting or public safety experience
No publicly available information to indicate she has served on any Boards of Directors of public companies
Nicole Viglucci, 31
Managing member, Accipiter Capital Management
Runs New York-based hedge fund, and there is no publicly
available information that indicates he has any medical
transportation, firefighting or public safety experience
No publicly available information to indicate he has served on any Boards of Directors of public companies
Gabe Hoffman, 29

Rural/Metro’s Governance
Rural/Metro is committed to continuously improving governance to serve the best interests of ALL stockholders.
To enhance corporate governance, in December 2003 and September
2005, respectively, we added to our Board the following independent members:
Robert E. Wilson
, financial consultant and former partner with
Arthur Andersen LLP.  Mr. Wilson offers more than 30 years’
experience as a public accountant with a focus on the healthcare industry.  He is Chairman of Rural/Metro’s Audit Committee.
Conrad A. Conrad
, Former Executive Vice President and Chief
Financial Officer of the the $1.5 billion Dial Corporation.  Mr. Conrad serves on Rural/Metro’s Audit Committee.

50 YEARS OF SERVING OTHERS
Rural/Metro®
CORPORATION

Rural/Metro’s Governance
Each of the Board’s Audit Committee, Compensation Committee,
Nominating Committee and Corporate Governance Committee is
comprised solely of independent outside directors and  operates under written charters.
Our Audit Committee includes two financial experts.
The current charters for each of these committees and the Company’s code of business conduct and ethics is publicly disclosed on the
Company’s web site
at www.ruralmetro.com

Accipiter’s Claims
Accipiter criticizes the company in three areas:
earnings guidance,
shelf registration statement, governance protections
Earnings guidance
Rural/Metro does not provide specific earnings guidance due to the potential for our markets to experience changes based on
uncontrollable factors that cause shifts in demographic and
competitor profiles, pricing and bad debt.
Companies that miss earnings are penalized by the market more than  companies that provide qualitative analysis on business direction.
We communicate non-earnings guidance based on qualitative
statements about market and industry conditions, trends, business drivers, and operating metrics
We believe specific earnings guidance would be detrimental to stockholder value.

Accipiter’s Claims
Shelf Registration
Board and management are committed to deleveraging the
enterprise and are successfully executing this initiative
– Series of unscheduled principal payments made from free cash flow ($35 million since March 2005); approx. $2.7M in interest savings
– Shelf registration filed in February 2006 with objective to raise capital through future equity issuance in order to accelerate deleveraging; company will consider a transaction when share price is not dilutive to stockholders
– Shelf registration does not commit company to a transaction, but rather positions us to be proactive should the right market
conditions occur.
Debt reduction improves stockholders’ equity and long-term
investment value

50 YEARS OF SERVING OTHERS
Rural/Metro
CORPORATION

Accipiter’s Claims
We believe in protecting the interests of ALL stockholders.
Exploration of strategic alternatives should be conducted in a thoughtful and cautious manner.  The success of our business relationships is tied to a stable, predictable business environment.
Accipiter’s self-serving agenda will put our business relationships at risk.
Our business depends on the trust that cities, counties, healthcare providers, fire departments and patients place in our promise to meet their needs 24 hours a day.
A breach of this trust would be detrimental to our business
relationships

Summary of Issues
Accipiter is targeting the Board and Management of a company with a strong track record:
In the last three fiscal years, we have delivered compounded annual growth of 115.3% in per-share market price, 41.2% in
operating income, 29.8% in EBITDA from continuing
operations, and 6.6% in net revenue.
We have consistently grown our base of profitable contracts
and exited markets that were under-performing
We have developed and implemented technologies to
enhance efficiencies and profitability
We have reduced debt by $35 million, saving approximately
$2.7 million per year in interest expense at today’s rates.

Summary of Issues
Accipiter’s nominees are unqualified
29-year-old hedge fund manager; 31-year-old research
analyst
No healthcare, fire protection, or safety services experience
No experience as directors of publicly traded companies
Accipiter is a 4-year-old activist hedge fund motivated by a conflicted, self-serving agenda.
Accipiter has demonstrated no ability to enhance stockholder value for any publicly traded company

Summary of Issues
Rural/Metro’s strategies to enhance stockholder value focus on:
Targeting new markets that present excellent opportunities for sustainable and profitable growth
Expanding existing 911-emergency medical transportation markets as we seek to further leverage our fixed base of labor and fleet assets to serve a growing demand for non-emergency medical
transportation services
Maximizing efficiencies through investments in technology
Enhancing risk management and workplace safety in order to
reduce insurance expenses
Continuing to reduce debt and optimize our capital structure.
By achieving these objectives, we will be better positioned
financially and competitively to capitalize on future opportunities and build long-term value for ALL investors.

50 YEARS OF SERVING OTHERS
Rural/Metro CORPORATION

Summary of Issues
The re-election of Messrs. Clement and Walker will benefit ALL
Rural/Metro stockholders:
Qualified, independent leaders
Proven track record of success
Strong healthcare, fire protection, and safety services
experience

50 YEARS OF SERVING OTHERS

Rural/Metro CORPORATION

Additional Information
On October 31, 2006, Rural/Metro began the process of mailing to its stockholders, a definitive proxy statement, together with a WHITE proxy card.  Stockholders are strongly advised to read Rural/Metro’s definitive proxy statement, and any other relevant documents filed with the SEC when they become available, because they contain important information about the 2006 annual meeting of stockholders. Stockholders may obtain an additional copy of Rural/Metro’s definitive proxy statement and any other documents filed by Rural/Metro with the SEC free of charge on the website of the SEC at www.sec.gov.  Copies of the definitive proxy statement are also available free of charge on our website at www.ruralmetro.com. Copies of the proxy materials may also be requested by contacting the company’s proxy solicitor, Georgeson Inc., toll-free at 1-
866-628-6069.
Rural/Metro, its directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of Rural/Metro’s security holders in connection with its 2006 Annual Meeting of Stockholders.  Stockholders may obtain information regarding the names, affiliations and interests of such individuals in the definitive proxy statement.

APPENDIX 38

EBITDA Reconciliation

Reconciliation of Net Income to EBITDA
For Each of the Fiscal Years Ending June 30:

	2006	2005	2004
Net income from continuing operations	$ 9,464	$ 84,808	$ (2,550)
Add:			
Interest expense, net of interest income	30,477	29,274	29,146
Income tax provision (benefit)	10,907	(83,816)	(225)
Depreciation and amortization	11,197	10,608	10,471
EBITDA from continuing operations	$ 62,045	$ 40,874	$ 36,842

39

50 YEARS OF SERVING OTHERS

R/M

Rural/Metro®
CORPORATION

Rural
Metro